UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2008

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, Cabela’s Incorporated (the “Company”) announced that Michael Callahan, the Company’s Senior Vice President of Business Development and International Operations, will retire from the Company on May 17, 2008.  A copy of the press release announcing Mr. Callahan’s retirement is attached hereto as Exhibit 99 and incorporated herein by reference.

On March 18, 2008, the Company entered into a Retirement Transition and Consulting Agreement (the “Agreement”) with Mr. Callahan.  Under the Agreement, which was reviewed and approved by the Compensation Committee of the Company’s Board of Directors, Mr. Callahan has agreed to be a consultant for no less than 24 months and up to 30 months following his retirement.  The Company has agreed to pay Mr. Callahan, subject to his compliance with his obligations under the Agreement, a monthly consulting fee of $60,798 and various other one-time fees totaling $99,074.  The Agreement also provides that 3,670 unvested options that Mr. Callahan has been granted pursuant to the Company’s 2004 Stock Plan will become vested upon Mr. Callahan’s retirement.  Mr. Callahan has agreed not to compete with the Company during the time he is serving as a consultant and also is subject to certain confidentiality and cooperation obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10	Retirement Transition and Consulting Agreement dated March 18, 2008

	99	Press release dated March 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 20, 2008	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10	Retirement Transition and Consulting Agreement dated March 18, 2008

99	Press Release dated March 20, 2008